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                                                                   EXHIBIT 8.2

[FORD LOGO]

Ford Motor Credit Company                          Legal Office
                                                   The American Road
Jerry D. Bringard                                  P. O. Box 6044
Vice President - General Counsel                   Dearborn, Michigan 48121-6044



                                                   October 31, 1997





Ford Credit Auto Receivables Two L.P.
The American Road
Dearborn, Michigan 48121


     Re:  Ford Credit Auto Owner Trust 1997-B

Ladies and Gentlemen:

     The undersigned, J. D. Bringard, Vice President-General Counsel of Ford Motor Credit Company (the "Company") has acted as counsel to Ford Credit Auto Receivables Two L.P. (the "Limited Partnership") in connection with (i) the proposed sale by the Company to the Limited Partnership of the property described in Section 2.1(a) of the Purchase Agreement dated as of October 1, 1997 between the Company and the Limited Partnership, (ii) the establishment by the Limited Partnership of the Ford Credit Auto Owner Trust 1997-B (the "Trust") pursuant to the terms of the Amended and Restated Trust Agreement dated as of October 1, 1997 (the "Trust Agreement") between the Limited Partnership and PNC Bank, Delaware, (iii) the proposed assignment by the Limited Partnership to the Trust of the property described in Section 2.1 of the Sale and Servicing Agreement dated as of October 1, 1997 among the Trust, the Limited Partnership and the Company, (iv) the registration by the Limited Partnership under the Securities Act of 1933, as amended, of $5,000,000,000 aggregate principal amount of Asset Backed Securities to be issued by various trusts, (v) the proposed sale by the Trust of a portion of the Asset Backed Securities designated as $490,000,000 Class A-1 5.748% Asset Backed Notes (the "Class A-1 Notes"), $388,000,000 Class A-2 5.95% Asset-Backed Notes (the "Class A-2 Notes), $514,000,000 Class A-3 6.05% Asset-Backed Notes (the "Class A-3 Notes"), $189,004,978.96 Class A-4 6.15% Asset-Backed Notes (the "Class A-4 Notes") and $93,501,000 Class B 6.40% Asset-Backed Notes (the "Class B Notes") (collectively, the "Notes"), to be issued under an Indenture dated as of October 1, 1997 (the "Trust Indenture") between the Trust and The Chase Manhattan Bank (the "Indenture Trustee"), to the several Underwriters referred to below in the case of the Class A-1 Notes, the Class A-2 Notes, the Class
A-3 Notes and the Class B Notes, pursuant to the Note Underwriting Agreement (the "Note Underwriting Agreement") dated October 24, 1997 between the Limited Partnership and Goldman, Sachs & Co., as Representatives of the Underwriters named therein and, in the case of the Class A-4 Notes, to the FCAR Owner Trust referred to in the Purchase Agreement (the "FAB Purchase Agreement") dated as of October 31, 1997, between the Limited Partnership and FCAR Owner Trust, (vi) the agreements of the Company and the Underwriters set forth in the Note Indemnification Agreement (the "Note Indemnification Agreement") dated October 24, 1997 between the Company and Goldman, Sachs & Co., as Representatives of the Underwriters, (vii) the proposed sale by the Trust of a portion of the Asset Backed Securities designated as $25,501,000 6.65% Asset Backed Certificates (the "Certificates"), to be issued under the Trust Agreement to Goldman, Sachs & Co., as Certificate Underwriter (the "Certificate Underwriter"), pursuant to the Underwriting Agreement (the "Certificate Underwriting Agreement") dated October 24, 1997 between the Limited Partnership and the Certificate Underwriter and (viii) the agreements of the





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Company and the Certificate Underwriter set forth in the Certificate
Indemnification Agreement (the "Certificate Indemnification Agreement") dated October 24, 1997 between the Company and the Certificate Underwriter.

     In this connection I have examined, or cause to be examined, the following:

     (a) Signed copies of Registration Statement No. 333-1245 on Form S-3 filed by the Company with the Securities and Exchange Commission (the "Commission") on February 28, 1996 and Amendment Nos. 1 and 2 thereto filed with the Commission on April 29, 1996 and May 16, 1996, respectively; and

     (b) Copies of the prospectus included in such Registration Statement and Amendment Nos. 1 and 2 thereto and the Prospectus dated October 24, 1997 as supplemented by the Prospectus Supplement dated October 24, 1997 as filed with the Commission pursuant to Rule 424(b)(2) issued under the Act.

     I am admitted to the State Bar of Michigan and I express no opinion as to the laws of any other jurisdiction except the laws of the United States of America and the State of Michigan to the extent specifically referred to herein.

     I hereby confirm that the statements set forth in the Prospectus and the Prospectus Supplement forming a part of the Registration Statement under the caption "Summary--Tax Status" as they relate to Michigan state tax matters and in the Prospectus Supplement under the caption "Certain State Tax Consequences," to the extent they constitute matters of law or legal conclusions with respect thereto, have been prepared, reviewed or caused to be reviewed by me and are correct in all material respects.

     I consent to the reference to me under the captions "Certain State Tax Consequences" in the Prospectus Supplement and "Legal Opinions" in the Prospectus and the Prospectus Supplement.


                               Very truly yours,

                               /s/ J. D. Bringard